U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2009

Nutra Pharma Corp.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1537 NW 65th Avenue
Plantation, FL 33313
(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 954 509-0911

(Former name or former address, if changed since last report)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)(1)     On December 18, 2009, Nutra Pharma Corp. (“the Registrant”) changed accountants from Stark Winter Schenkein & Co., LLP. (“SWS”) to Kingery and Crouse PA

(i)
On December 18, 2009, the Registrant decided to dismiss Stark Winter Schenkein & Co., LLP as its independent accountants. The Registrant’s decision to dismiss SWS was solely based upon SWS’ engagement partner, Neil Winter, no longer being associated with SWS and becoming as of December 18, 2009 associated as a partner with Kingery and Crouse, P. A.

(ii)
SWS’s report on the financial statements for the past two years ended December 31, 2008, were not subject to an adverse or qualified opinion or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles except that SWS’s report on the financial statements as of December 31, 2007 and 2008, and each of the years then ended contained explanatory language that substantial doubt existed about the Registrant's ability to continue as a going concern due to the Registrant's net loss and its working capital deficiencies for each of these years.

(iii)	The decision to change accountants was approved by the Registrant's Board of Directors; and

(iv)
During the period from our engagement of SWS on February 23, 2005 to the date we dismissed SWS on December 18, 2009, there were no disagreements with SWS related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of SWS, would have caused SWS to make reference to the subject matter of the disagreement in connection with its report.

(v)
The Company did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

(2)	On December 18, 2009, the Registrant engaged Kingery and Crouse PA as its independent accountants.

(i)	Not Applicable

(ii)	Not applicable

(3)     The Registrant has provided to SWS, its former accountant, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from SWS addressed to the Commission, confirming certain statements made by the Registrant in this Item 4.01. A copy of this letter is attached hereto.

(b) Not applicable

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit 16.1    Correspondence from SWS

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Nutra Pharma Corp.

DATED: December 24, 2009
/s/	Rik Deitsch
Rik Deitsch, President, Chief Executive Officer